UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2008

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 9, 2008, the Board of Directors (the “Board”) of the Dollar Thrifty Automotive Group, Inc. (the “Company”) approved the Second Amended and Restated Employment Continuation Plan for Key Employees (the “ECP”) and a separate Employment Continuation Agreement for Scott L. Thompson, President and Chief Executive Officer, (the “ECA”), both of which are attached hereto. Both the ECP and the ECA provide certain severance benefits to participants whose employment terminates under certain circumstances in connection with a change in control of the registrant.

The ECP was originally adopted by the Board September 29, 1998, amended and restated as of April 21, 2004, and as amended September 28, 2005 and February 1, 2007. The plan is being amended to bring it into documentary compliance with Section 409A of the US Internal Revenue Code of 1986, as amended. In addition, the ECP amendments eliminated certain benefits under the plan, including tax gross-up payments for certain key employees, and increased the severance multiple applicable under the plan for certain key employees from 2 to 2.5 for purposes of calculating severance and length of benefit continuation.

The ECA provides Scott L. Thompson, upon a termination of employment in connection with a change in control of the Company, with 3 times his base salary and incentive compensation and continuation of health and other benefits for 3 years following such termination. Under the ECA, Mr. Thompson would also be provided with use of a company car during such 3-year period, and the Company would transfer ownership of such vehicle to Mr. Thompson at the conclusion of such period. The ECA also provides Mr. Thompson with a tax gross-up in the event any payments or benefits provided to Mr. Thompson in connection with a change in control trigger the excise tax on excess parachute payments pursuant to Sections 280G and 4999 of the Code.

In addition, the Board approved an arrangement pursuant to which officers of the Company would receive 15% of their then-current base salary on a quarterly basis commencing in the first quarter of 2009. The arrangement will be implemented to provide officers with additional income in the form of deferred compensation.

The foregoing descriptions of the ECP and ECA are qualified in their entirety by reference to the ECP and ECA attached hereto as Exhibit 10.204 and Exhibit 10.205 and are incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On December 9, 2008, the Board adopted the Fourth Amended and Restated Bylaws (the “Bylaws”). The Bylaws include, among other things, the following changes:

(a)

Article I, Section 9 – Procedures Governing Business of Meetings of Stockholders: Provision was added relating to (i) stockholder’s notice being required to include information regarding any option, warrant, convertible security, stock appreciation right, or similar right, with an exercise or conversion privilege or settlement payment at a price related to any class or series of shares or with the value derived from the value of any class or series of shares whether or not, such instrument or right shall be subject to settlement, conveys voting rights or stockholder may have entered into transactions that hedge the economic effect of such instrument or right (a “Derivative Instrument”) and (ii) requiring notice be given to the Company in writing by the stockholder for the information set forth in Section 9.

(b)

Article I, Section 10 – Notice of Stockholder Nominations: Provision was added relating to (i) stockholder’s notice being required to include information about Derivative Instruments and (ii) requiring notice be given to the Company in writing by the stockholder for the information set forth in Section 10.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws attached hereto as Exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

3.2	Fourth Amended and Restated Bylaws of Dollar Thrifty Automotive Group, Inc., adopted effective as of December 9, 2008

10.204	Second Amended and Restated Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc. dated as of December 9, 2008

10.205	Employment Continuation Agreement dated December 9, 2008 between the Company and Scott L. Thompson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

December 15, 2008	By:	/s/ H. CLIFFORD BUSTER, III
H. Clifford Buster, III
Executive Vice President, Chief Financial

Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Fourth Amended and Restated Bylaws of Dollar Thrifty Automotive Group, Inc., adopted effective as of December 9, 2008

10.204	Second Amnended and Restated Employment Continuation Plan for Key Employees of Dollar
Thrifty Automotive Group, Inc. dated as of December 9, 2008

10.205	Employment Continuation Agreement dated December 9, 2008 between the Company and Scott L. Thompson

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